Exhibit 10.3

ZAPATA COMPUTING, INC

6 Liberty Square # 2488

Boston, MA 02109

____________ __, 2025

_________ _________________ _________________ _________________ Attention: ______________ Email: _________________

Re: Senior Secured Note Purchase Agreement, dated as of December 15, 2023, by and among Zapata Computing, Inc., a Delaware corporation, the Investors (as defined therein) party thereto, Acquiom Agency Services LLC, in its capacity as the Collateral Agent (as defined therein), and the other parties thereto (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Note Purchase Agreement”).

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement pursuant to which Zapata Computing, Inc. (the “Company”) issued that certain Senior Secured Promissory Note dated as of March 27, 2024 in the initial principal amount of $1,000,000 (the “Note”), that was initially issued to __________ and subsequently assigned to _____________ (the “Investor”). The Note is the only outstanding promissory note under the Note Purchase Agreement. Capitalized terms used but not defined herein shall have the meaning given to them in the Note Purchase Agreement.

As previously discussed, Zapata Computing Holdings Inc., a Delaware corporation and the direct parent of the Company (“Holdings” and together with the Investor and the Company, the “Parties,” and each, a “Party”), intends to enter into a certain Securities Purchase Agreement which contemplates the sale and issuance by Holdings of certain promissory notes and warrants to the purchasers thereunder (the “Purchasers”) in an aggregate principal amount up to $3,000,000, and in connection therewith, enter into a certain Security Agreement (the “Security Agreement”) pursuant to which Holdings, the Company, and certain subsidiaries of the Company would grant security interests in favor of such Purchasers to the collateral agent thereunder (the “SPA Collateral Agent”), on behalf of the Purchasers, in all or substantially all of the assets of Holdings, the Company, and subsidiaries of the Company, which security interest shall rank pari passu in priority with the security interest in the assets of the Company and certain subsidiaries of the Company granted in connection with the Note Purchase Agreement as set forth in a certain First Lien Pari Passu Intercreditor Agreement (the “Intercreditor Agreement”) to be entered into between the Collateral Agent and the SPA Collateral Agent (collectively, the “Transaction”). This consent and waiver letter (this “Agreement”) is entered into by and among the Company, Holdings, and the Investor in connection with the foregoing.

In consideration for the transactions provided for under this Agreement, the Investor hereby (i) consents to the Transaction and the other transactions contemplated by the Securities Purchase Agreement, the Security Agreement, and the Intercreditor Agreement, (ii) waives any breach, default, notice, or right of termination, acceleration, recapture, conversion, or redemption that may arise under the Note Purchase Agreement, the Note, and the other agreements, documents, and instruments delivered in connection therewith (collectively, the “Agreements”) to which the Investor is a party as a result of the Transaction, (iii) acknowledge and agree that the Agreements to which the Investor is a party are in full force and effect, and will continue in full force and effect following the Transaction without any change in terms except as expressly set forth herein and in the Intercreditor Agreement, (iv) acknowledges and agrees that from the date hereof, the Investor shall have no further rights, on a go-forward basis or as may have previously accrued thereunder, pursuant to the Confirmation of an OTC Equity Prepaid Forward Transaction, dated as of March 25, 2024, among Andretti Acquisition Corp., the Company and the Investor, acting on behalf of certain funds (the “Forward Agreement”), and (v) acknowledges and agrees that in consideration of this Agreement and the transactions contemplated hereby, any default or Event of Default currently in effect under the Note is hereby cured, and the Investor hereby waives any such default or Event of Default and all remedies and penalties provided for under the Note with respect thereto which shall be of no further force or effect pursuant hereto. For the avoidance of doubt, nothing in this Agreement, including the consents, waivers, or releases set forth herein, shall amend, modify, or otherwise affect the outstanding principal balance or maturity date of the Note. The Note shall remain outstanding in the principal amount of $1,000,000 and shall continue to mature on December 15, 2026, in accordance with its terms. In addition, the Investor, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors, and assigns (collectively, “Releasors”) hereby releases, waives, and forever discharges the Company, Holdings and each of their respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors, and permitted assigns (collectively, “Releasees”) of and from any and all obligations, responsibilities or claims under the Forward Agreement, and the Releasors release and agree to extinguish any rights they have ever had, now have, or hereafter can, shall, or may have under the Forward Agreement. Notwithstanding the foregoing, the Company acknowledges an existing unsecured claim of $2,435,875 due to the Investor related to the Forward Agreement.

As consideration for the waivers, consents, acknowledgments and agreements provided by the Investor in the preceding paragraph, simultaneously with or promptly following the initial closing of the Transaction contemplated by the Securities Purchase Agreement and the repayment in full of all outstanding obligations of the Company under the other Senior Secured Promissory Note which was issued under the Note Purchase Agreement, Holdings shall issue to the Investor 34,000,000 shares (the “Shares”) of its Common Stock, par value $0.0001 per share. The Shares shall be issued to the Investor or such designee(s) as the Investor may indicate in writing to Holdings.

In addition, each of the Investor and Holdings agree to be bound by and comply with the provisions set forth on Exhibit A hereto. By executing this Agreement, the Investor acknowledges and agrees that it is a Holder and the Shares it acquires pursuant to this Agreement and the transactions contemplated hereby are Restricted Shares for purposes of and as such terms are defined in Exhibit A.

Each Party acknowledges the confidential nature of the terms and conditions of this letter (collectively, the “Confidential Information”) and agrees that it shall not (a) disclose any of such Confidential Information to any person or entity, except to such Party’s affiliates, employees, advisors, and other representatives who need to know the Confidential Information to assist such Party, or act on its behalf, to exercise its rights or perform its obligations under this letter, or (b) use the Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this letter. Each Party shall be responsible for any breach of this paragraph caused by any of its affiliates, employees, advisors, or other representatives.

This letter, including the consents and waivers set forth herein, will be effective immediately upon the execution and delivery of this letter to the Company by the Required Holders.

This letter may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Additionally, signatures submitted by email or other electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., DocuSign) shall be deemed to be original signatures.

[Signature Page Follows]

Very truly yours,

ZAPATA COMPUTING, INC.

By: __________________________

Name: Sumit Kapur

Title: Chief Executive Officer

ZAPATA COMPUTING HOLDINGS, INC.

By: __________________________

Name: Sumit Kapur

Title: Chief Executive Officer

Acknowledged and consented to by:

______________ By:________________________________ Name: ___________________ Title: ____________________

Exhibit A

Universal Resale and Registration Provisions

[Attached]